ITEM 23
OTHER EXHIBITS (A)(1)

POWER OF ATTORNEY

The undersigned hereby constitute and appoint Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto) of each Fund enumerated on Exhibit A hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

/s/ Joseph S. DiMartino	November 3, 2009
Joseph S. DiMartino

/s/ Clifford L. Alexander, Jr.	November 3, 2009
Clifford L. Alexander, Jr.

/s/ David W. Burke	November 3, 2009
David W. Burke

/s/ Peggy C. Davis	November 3, 2009
Peggy C. Davis

/s/ Diane Dunst	November 3, 2009
Diane Dunst

/s/ Ernest Kafka	November 3, 2009
Ernest Kafka

/s/ Nathan Leventhal	November 3, 2009
Nathan Leventhal

/s/ Warren B. Rudman	November 3, 2009
Warren B. Rudman

EXHIBIT A

Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus Municipal Bond Opportunity Fund
Dreyfus New York AMT-Free Municipal Bond Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus State Municipal Bond Funds
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General New York Municipal Money Market Fund